Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Houston, March 6, 2024 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean energy production, storage, and delivery solutions to multiple end markets, today announced financial results for the fourth quarter and full year ended December 31, 2023.

PERFORMANCE HIGHLIGHTS

●	Generated positive fourth quarter and full-year net income
●	Delivered $6.7 million of cash flow from operations in full year 2023
●	More than $11.0 million of cash and available liquidity and net leverage ratio of 0.6x as of December 31, 2023
●	Commenced deliveries on previously announced multi-year LNG bunkering contract with Carnival Corporation
●	Anticipate marine bunkering business to represent more than one-third of total revenue for the full year 2024

MANAGEMENT COMMENTARY

“Our fourth quarter performance was a strong finish to an historic year for Stabilis," stated Westy Ballard, President and Chief Executive Officer. “In 2023, we made measurable strides forward with our marine strategy through the successful execution of bunkering contracts in Florida and California, together with the award of a multi-year customer supply agreement with Carnival Corporation in Galveston Texas. We are building a strong, scalable platform equipped to support increased demand for our solutions.”

“Looking ahead, we continue to shift our business model from commodity spot-sales toward longer duration, take-or-pay contractual revenue,” continued Ballard. “We believe this approach ensures further optimization of our asset base and increases the visibility of cash flow generation, positioning us to opportunistically invest in the people, systems and liquefaction capacity required to support future growth. Entering 2024, we remain confident in the positive demand trajectory for our business, along with our proven ability to provide reliable, end-to-end last mile solutions for every customer, every time.”

STRATEGIC AND OPERATIONAL UPDATE

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Strong commercial and operational momentum, improved balance sheet optionality. Stabilis believes that its operating scale, fortified balance sheet, diverse end-market exposure, established customer relationships and increased demand for small-scale LNG solutions will position the business to maximize its return on invested capital. Stabilis invested $10.3 million in total capital expenditures in 2023, which included growth capital of $7.8 million largely related to the critical components of a new LNG train and specialized marine bunkering equipment. At year-end 2023, the Company had more than $11.0 million in total available liquidity.

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Commenced operations for Carnival Corporation, advancing marine bunkering strategy. In December 2023, Stabilis successfully commenced LNG fueling operations and related services for the Carnival Jubilee under a previously announced contract. Additionally, the Company has continued to advance its commercial discussions with a number of additional potential marine users of LNG. Looking ahead, Stabilis’ continues to focus on expanding its capabilities directly to the waterfront of strategic ports across the U.S., and abroad.

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Increased aerospace customer quoting activity, supports aerospace strategy. Stabilis’ high-purity methane continues to become the preferred fuel for space rockets, allowing for improved engine efficiency and thrust, ease of storage, and reduced environmental impact. Total sales volumes of LNG to aerospace customers amounted to approximately 3.4 million gallons in 2023, or 6.8% of Stabilis’ total sales volumes. The Company currently anticipates that its total aerospace-related sales volumes will increase materially in 2024.

FOURTH QUARTER AND FULL YEAR CALL AND WEBCAST

Stabilis will host a conference call on Thursday, March 7, 2024, at 9:00 am ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	800-225-9448
International Live:	203-518-9708
Conference ID:	SLNGQ423

To listen to a replay of the teleconference, which will be available through March 14, 2024:

Domestic Live:	800-388-6509
International Live:	402-220-1111

ABOUT STABILIS SOLUTIONS

Stabilis Solutions, Inc. is a leading provider of clean energy production, storage, and delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2024 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Revenues:
Revenues	$18,049	$15,316	$29,587	$73,114	$98,823
Operating expenses:
Costs of revenues	12,008	12,056	22,749	54,919	77,694
Change in unrealized loss (gain) on natural gas derivatives	(219)	(267)	905	(541)	878
Selling, general and administrative expenses	3,469	3,002	3,548	12,893	13,191
Gain from disposal of fixed assets	(221)	(1,002)	—	(1,223)	(34)
Depreciation expense	1,872	2,003	2,075	7,878	8,664
Total operating expenses	16,909	15,792	29,277	73,926	100,393
Income (loss) from operations before equity income	1,140	(476)	310	(812)	(1,570)
Net equity income from foreign joint venture operations:
Income from equity investment in foreign joint venture	431	332	755	1,897	1,881
Foreign joint venture operating related expenses	(54)	(48)	(44)	(206)	(283)
Net equity income from foreign joint venture operations	377	284	711	1,691	1,598
Income (loss) from operations	1,517	(192)	1,021	879	28
Other income (expense):
Interest expense, net	(19)	60	(154)	(256)	(591)
Interest expense, net - related parties	(7)	(15)	(50)	(78)	(179)
Other income (expense)	(49)	(3)	(86)	(176)	(185)
Total other income (expense)	(75)	42	(290)	(510)	(955)
Income (loss) from continuing operations before income tax expense	1,442	(150)	731	369	(927)
Income tax expense	20	57	513	244	265
Net income (loss) from continuing operations	1,422	(207)	218	125	(1,192)
Loss from discontinued operations, net of income tax	—	—	(553)	—	(1,994)
Net income (loss)	$1,422	$(207)	$(335)	$125	$(3,186)

Net income (loss) per common share:
Basic income (loss) per common share from continuing operations	$0.08	$(0.01)	$0.01	$0.01	$(0.07)
Basic loss per common share from discontinued operations	—	—	(0.03)	—	(0.11)
Basic net income (loss) per common share	0.08	(0.01)	(0.02)	0.01	(0.17)

Diluted income (loss) per common share from continuing operations	0.08	(0.01)	0.01	0.01	(0.07)
Diluted loss per common share from discontinued operations	—	—	(0.03)	—	(0.11)
Diluted net income (loss) per common share	$0.08	$(0.01)	$(0.02)	$0.01	$(0.17)

EBITDA	$3,340	$1,808	$3,010	$8,581	$8,507
Adjusted EBITDA	$2,900	$539	$3,915	$6,817	$9,613

Stabilis Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$5,374	$11,451
Accounts receivable, net	7,752	16,326
Inventories, net	169	205
Prepaid expenses and other current assets	1,677	2,186
Assets held for sale	—	2,049
Total current assets	14,972	32,217
Property, plant and equipment:
Cost	110,646	103,368
Less accumulated depreciation	(61,167)	(55,699)
Property, plant and equipment, net	49,479	47,669
Goodwill	4,314	4,314
Investments in foreign joint ventures	12,009	11,606
Right-of-use assets and other noncurrent assets	525	774
Total assets	$81,299	$96,580
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,518	$4,474
Accrued liabilities	8,355	19,642
Current portion of long-term notes payable	1,682	848
Current portion of long-term notes payable - related parties	—	2,435
Current portion of finance and operating lease obligations	164	133
Total current liabilities	11,719	27,532
Long-term notes payable, net of current portion and debt issuance costs	7,747	8,650
Long-term portion of finance and operating lease obligations	21	183
Other noncurrent liabilities	—	348
Total liabilities	19,487	36,713
Commitments and contingencies
Stockholders’ Equity:
Preferred stock; $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,573,391 and 18,420,067 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	19	19
Additional paid-in capital	102,057	100,137
Accumulated other comprehensive income (loss)	(18)	82
Accumulated deficit	(40,246)	(40,371)
Total stockholders' equity	61,812	59,867
Total liabilities and stockholders' equity	$81,299	$96,580

Stabilis Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Twelves Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss) from continuing operations	$1,422	$(207)	$218	$125	$(1,192)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation	1,872	2,003	2,075	7,878	8,664
Stock-based compensation expense	387	513	607	2,082	2,348
Gain on disposal of assets	(221)	(1,002)	—	(1,223)	(34)
Income from equity investment in joint venture	(431)	(332)	(755)	(1,897)	(1,881)
Distributions from equity investment in joint venture	412	—	—	1,225	1,550
Cash settlements from natural gas derivatives, net	—	—	142	—	(1,037)
Realized and unrealized (gains) losses from natural gas derivatives, net	32	49	1,014	572	465
Changes in operating assets and liabilities:
Accounts receivable	(1,617)	(1,372)	(6,036)	4,019	(7,013)
Inventories	(41)	—	29	36	73
Prepaid expenses and other current assets	554	121	(152)	1,425	1,395
Accounts payable and accrued liabilities	(1,084)	1,752	5,380	(7,717)	10,554
Other	47	(47)	223	187	(256)
Net cash provided by operating activities from continuing operations	1,332	1,478	2,745	6,712	13,636
Net cash provided by operating activities from discontinued operations	—	—	323	—	1,061
Net cash provided by operating activities	1,332	1,478	3,068	6,712	14,697
Cash flows from investing activities:
Acquisition of fixed assets	(1,270)	(3,771)	(2,186)	(10,252)	(3,932)
Proceeds from sale of fixed assets	1,255	—	—	1,255	100
Proceeds from sale of assets held for sale	—	—	—	—	2,049
Proceeds from sale of the Brazil operations	87	—	200	87	200
Net cash provided by (used in) investing activities from continuing operations	72	(3,771)	(1,986)	(8,910)	(1,583)
Net cash used in investing activities from discontinued operations	—	—	—	—	(334)
Net cash provided by (used in) investing activities	72	(3,771)	(1,986)	(8,910)	(1,917)
Cash flows from financing activities:
Proceeds from borrowings on notes payable	—	—	—	—	1,000
Payments on short and long-term notes payable	(319)	(129)	(245)	(1,179)	(1,800)
Payments on notes payable and finance leases-related party	(622)	(613)	(586)	(2,435)	(1,255)
Payments of debt issuance costs	—	—	—	(108)	—
Employee tax payments from restricted stock withholdings	—	(162)	—	(162)	(85)
Cash used in financing activities from continuing operations	(941)	(904)	(831)	(3,884)	(2,140)
Cash used in financing activities from discontinued operations	—	—	—	—	(113)
Net cash used in financing activities	(941)	(904)	(831)	(3,884)	(2,253)
Effect of exchange rate changes on cash	(3)	(10)	98	5	14
Net increase (decrease) in cash and cash equivalents	460	(3,207)	349	(6,077)	10,541
Cash and cash equivalents, beginning of period	4,914	8,121	11,102	11,451	910
Cash and cash equivalents, end of period	$5,374	$4,914	$11,451	$5,374	$11,451

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings from continuing operations before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the United States of America (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net income (loss)	$1,422	$(207)	$(335)	$125	$(3,186)
Loss from discontinued operations	—	—	553	—	1,994
Net income (loss) from continuing operations	1,422	(207)	218	125	(1,192)
Depreciation	1,872	2,003	2,075	7,878	8,664
Interest expense, net	26	(45)	204	334	770
Income tax expense	20	57	513	244	265
EBITDA	3,340	1,808	3,010	8,581	8,507
Special items*	(440)	(1,269)	905	(1,764)	1,106
Adjusted EBITDA	$2,900	$539	$3,915	$6,817	$9,613

*

For the three months ended December 31, 2023, special items consist of subtraction for change in unrealized gain on natural gas derivatives of $0.2 million and subtraction of $0.2 million for a gain on disposition of fixed assets. For the three months ended September 30, 2023, special items consist of subtraction for change in unrealized gain on natural gas derivatives of $0.3 million and subtraction of $1.0 million for a gain on disposition of fixed assets. For the twelve months ended December 31, 2023, special items consist of subtraction for change in unrealized gain on natural gas derivatives of $0.5 million and subtraction of $1.2 million for a gain on disposition of fixed assets. For the three months ended December 31, 2022, special items consist of an add-back for change in unrealized loss on natural gas derivatives of $0.9 million.  For the twelve months ended December 31, 2022, special items consists of an add-back for change in unrealized loss on natural gas derivatives of $0.9 million and an add-back of one-time costs related to an expired contract of $0.2 million.

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com